UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2024

MKS Instruments, Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	000-23621	04-2277512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Tech Drive, Suite 201 Andover, Massachusetts	01810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 978 645-5500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MKSI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Notes Offering

On May 16, 2024, MKS Instruments, Inc. (the “Company”) completed its previously announced private offering of $1.4 billion aggregate principal amount of its convertible senior notes due 2030 (the “Notes”). The Notes were sold in a private placement under a purchase agreement, dated as of May 13, 2024 (the “Purchase Agreement”), entered into by and between the Company and each of Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, BofA Securities, Inc. and Mizuho Securities USA LLC, as representatives of the several initial purchasers named therein, for resale to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The aggregate principal amount of the Notes sold in the offering was $1.4 billion, which includes $200.0 million aggregate principal amount of Notes issued pursuant to an option to purchase, within a 13-day period beginning on, and including, the date on which the Notes were first issued, which the initial purchasers exercised in full on May 14, 2024 and which additional purchase was also completed on May 16, 2024.

The net proceeds from the offering were approximately $1,374.2 million, after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by the Company. The Company used approximately $167.4 million of the net proceeds from the offering to pay the cost of the capped call transactions described below. The Company intends to use the remaining net proceeds from the offering to repay approximately $1,206.0 million in borrowings outstanding under its First Lien USD tranche B term loan, together with accrued interest, under its Term Loan Facility, as well as for general corporate purposes.

A copy of the press release announcing the closing of the offering of the Notes is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture and the Notes

On May 16, 2024, the Company entered into an indenture (the “Indenture”) with respect to the Notes with U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Under the Indenture, the Notes are senior unsecured obligations of the Company and bear interest at a rate of 1.25% per annum, with interest payable semiannually in arrears on June 1 and December 1 of each year, beginning on December 1, 2024. The Notes will mature on June 1, 2030, unless earlier converted, redeemed or repurchased in accordance with their terms.

Subject to certain conditions, on or after June 5, 2027, the Company may redeem for cash all or any portion of the notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the trading day immediately preceding the date the notice of redemption is sent.

The conversion rate for the Notes is initially 6.4799 shares of the Company’s common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $154.32 per share. The conversion rate will be subject to adjustment upon the occurrence of certain events.

Upon conversion, the Company will pay cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at the Company’s election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the Notes being converted. Prior to March 1, 2030, noteholders may convert all or any portion of their Notes only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the second scheduled trading day immediately preceding the maturity date.

If the Company undergoes a fundamental change (as defined in the Indenture) prior to the maturity date of the Notes, holders may require the Company to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture contains customary terms and covenants, including that upon certain events of default that are occurring and continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the Notes to be due and payable.

The above description of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to the Indenture and the Form of Global Note, which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, respectively and are incorporated herein by reference.

Capped Call Transactions

On May 13, 2024, in connection with the pricing of the Notes, and on May 14, 2024, in connection with the exercise in full by the initial purchasers of their option to purchase additional Notes, the Company entered into privately negotiated capped call transactions with certain of the initial purchasers of the Notes or their respective affiliates and other financial institutions pursuant to capped call confirmations in substantially the form filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference (and this description is qualified in its entirety by reference to such document). The capped call transactions are expected generally to reduce the potential dilution to the Company’s common stock upon conversion of any Notes and/or offset any cash payments that the Company is required to make in excess of the principal amount of any converted Notes, as the case may be, with such reduction and/or offset subject to a cap initially equal to $237.42 per share (which represents a premium of 100% over the last reported sale price of $118.71 per share of the Company’s common stock on The Nasdaq Global Select Market on May 13, 2024), and is subject to customary adjustments under the terms of the capped call transactions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under the heading “Indenture and the Notes” is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 under the heading “Convertible Notes Offering” is incorporated by reference into this Item 3.02.

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including the use of proceeds from the offering and the potential effects of entering into the capped call transactions in connection with the pricing of the Notes. These statements are only predictions based on current assumptions and expectations. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “forecasts,” “continues” and similar expressions) should be considered to be forward-looking statements. Forward-looking statements are not promises or guarantees of future performance and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control. Actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, market risks and uncertainties and the completion of the offering on the anticipated terms or at all, and other important risks and factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, any subsequent Quarterly Reports on Form 10-Q, the final offering memorandum related to the offering of the Notes, and in subsequent filings made by the Company with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update or revise these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Indenture, dated May 16, 2024, between MKS Instruments, Inc. and U.S. Bank Trust Company, National Association, as trustee

4.2	Form of Global Note (included within Exhibit 4.1)

10.1	Form of Confirmation for Capped Call Transactions

99.1	Press Release, dated May 16, 2024, of MKS Instruments, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2024	MKS Instruments, Inc.

	By:	/s/ Kathleen F. Burke
Name: Kathleen F. Burke
Title: Executive Vice President, General Counsel & Secretary